SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12

                          LEUCADIA NATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
               Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which transaction applies:

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(2)    Aggregate number of securities to which transaction applies:

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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)    Proposed maximum aggregate value of transaction:

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(5)    Total fee paid:

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[ ]    Fee paid previously with preliminary materials:

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[ ]    Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

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(2)    Form, Schedule or Registration Statement No.:

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(4)    Date Filed:

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
                          LEUCADIA NATIONAL CORPORATION

                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 13, 2003

                                 --------------


                                                                 April 17, 2003
To our common shareholders:

           You are cordially invited to attend the annual meeting of shareholders of Leucadia National Corporation to be held on May 13, 2003, at 10:00 a.m., at Credit Suisse First Boston, 11 Madison Avenue, Level 2B Auditorium, New York, New York:

          1.   To elect six directors.

          2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of our company and our subsidiaries for the year ended December 31, 2003.

          3.   To approve a new senior executive annual incentive bonus plan.

          4. To transact any other business as may properly come before the meeting or any adjournments of the meeting.

           Only holders of record of our common shares at the close of business on April 11, 2003 will be entitled to notice of and to vote at the meeting. Please vote your shares, either (i) by signing, dating and mailing the enclosed proxy card in the accompanying postage prepaid envelope, (ii) by telephone using the toll-free telephone number printed on the proxy card, or (iii) by voting on the Internet, using the instructions printed on the proxy card. This will assure that your shares are represented at the meeting.

                                        By Order of the Board of Directors.

                                        LAURA E. ULBRANDT
                                        Secretary

                          LEUCADIA NATIONAL CORPORATION

                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010

                                  ------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  -------------

                                                                  April 17, 2003

           This proxy statement is being furnished to the shareholders of Leucadia National Corporation, a New York corporation, in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of shareholders of the company to be held on May 13, 2003 and at any adjournments thereof.

           At the meeting, shareholders will be asked:

          1.   To elect six directors.

          2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of our company and our subsidiaries for the year ended December 31, 2003.

          3.   To approve a new senior executive annual incentive bonus plan.

          4. To transact any other business as may properly come before the meeting or any adjournments of the meeting.

           The Board of Directors has fixed the close of business on April 11, 2003 as the record date for the determination of the holders of our common shares, par value $1.00 per share, entitled to notice of and to vote at the meeting. Each eligible shareholder will be entitled to one vote for each common share held on all matters to come before the meeting and may vote in person or by proxy by completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope or, as indicated on the proxy card, by voting on the Internet or by voting by telephone. At the close of business on April 11, 2003, there were 59,627,292 common shares entitled to vote.

           This proxy statement and the accompanying form of proxy are first being sent to holders of the common shares on or about April 17, 2003.

                                   THE MEETING

DATE, TIME AND PLACE

           The annual meeting will be held on May 13, 2003, at 10:00 a.m., local time, at Credit Suisse First Boston, 11 Madison Avenue, Level 2B Auditorium, New York, New York.

MATTERS TO BE CONSIDERED

           At the meeting, shareholders will be asked to consider and vote to elect six directors, to approve adoption of the new senior executive annual incentive bonus plan and to ratify the selection of independent accountants. See "ELECTION OF DIRECTORS," "RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS" and "PROPOSED 2003 SENIOR EXECUTIVE ANNUAL INCENTIVE BONUS PLAN." The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

           Shareholders as of the record date, i.e., the close of business on April 11, 2003, are entitled to notice of and to vote at the meeting. As of the record date, there were 59,627,292 common shares outstanding and entitled to vote, with each share entitled to one vote.

REQUIRED VOTES

           Election of Directors. Under New York law, the affirmative vote of the holders of a plurality of the common shares voted at the meeting is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward the nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for the nominee, including broker non-votes, will not be counted toward the nominee's achievement of a plurality.

           Selection of Accountants. The ratification of the selection of PricewaterhouseCoopers LLP as independent accountants is being submitted to shareholders because we believe that this action follows sound corporate practice and is in the best interests of the shareholders. If the shareholders do not ratify the selection by the affirmative vote of the holders of a majority of the common shares voted at the meeting, the Audit Committee of the Board of Directors will reconsider the selection of independent accountants, but such a vote will not be binding on the Audit Committee. If the shareholders ratify the selection, the Audit Committee, in its discretion, may still direct the appointment of new independent accountants at any time during the year if they believe that this change would be in our and our shareholders' best interests. Abstentions and broker non-votes are not counted in determining the votes cast in connection with the ratification of accountants, but do have the effect of reducing the number of affirmative votes required to achieve a majority for this matter by reducing the total number of shares from which the majority is calculated.

           Incentive Bonus Plan. Under New York law, the affirmative vote of the holders of a majority of the common shares voted at the meeting is required to approve the 2003 incentive bonus plan. Abstentions and broker non-votes are not counted in determining the votes cast in connection with the approval of the 2003 incentive bonus plan, but do have the effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares from which the majority is calculated.

           Ian M. Cumming, Chairman of the Board of Directors of our company, beneficially owns 9,608,352 or approximately 16.1% of the common shares outstanding at the record date, excluding 370,000 common shares which Mr. Cumming and his family currently have the right to acquire upon the exercise of warrants. Joseph S. Steinberg, a Director and President of our company, beneficially owns 8,854,889 or approximately 14.9% of the common shares outstanding at the record date, excluding 400,000 common shares which Mr. Steinberg currently has the right to acquire upon exercise of warrants. Two trusts for the benefit of Mr. Steinberg's children beneficially own 1,107,646 or approximately 1.9% of the common shares outstanding at the record date. Mr. Steinberg disclaims beneficial ownership of the common shares held by these trusts. The Cumming Foundation, a private charitable foundation established by Mr. Cumming, beneficially owns 102,959 or approximately .2% of the common shares outstanding at the record date. In addition, the Joseph S. and Diane H. Steinberg 1992 Charitable Trust, a private charitable foundation established by Mr. Steinberg, beneficially owns 28,000 (less than .1%) of the common shares outstanding at the record date. Mr. Cumming and Mr. Steinberg each disclaims beneficial ownership of the common shares held by their private charitable foundations. Messrs. Cumming and Steinberg have advised us that they intend to cause all common shares that they beneficially own and all common shares beneficially owned by their charitable foundations to be voted in favor of each nominee named herein, ratification of the selection of independent accountants and the proposed 2003 incentive bonus plan. In addition to Messrs. Cumming and Steinberg, all our other directors and officers beneficially own approximately ..5% of the common shares outstanding at the record date.

VOTING AND REVOCATION OF PROXIES

           Shareholders are requested to vote by proxy in one of three ways:

               o    Use the toll-free telephone number shown on your proxy card;

               o Visit the Internet website at www.voteproxy.com and follow the on-screen instructions; or

               o Mail, date, sign and promptly return your proxy card in the enclosed postage prepaid envelope.

           Common shares represented by properly executed proxies, received by us or voted by telephone or via the Internet, which are not revoked will be voted at the meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR election of each nominee for director named, FOR ratification of the selection of independent accountants and FOR approval of the proposed 2003 incentive bonus plan.

           Voting instructions, including instructions for both telephonic and Internet voting, are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders' instructions have been recorded properly. A control number, located on the proxy card, will identify shareholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder. If you do vote by Internet or telephone, it will not be necessary to return your proxy card.

           If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

           If a shareholder neither returns a signed proxy card, votes by the Internet or by telephone, nor attends the meeting and votes in person, his or her shares will not be voted.

           Any proxy signed and returned by a shareholder or voted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of our company, at our address set forth herein, by executing and delivering a later-dated proxy, either in writing, by telephone or via the Internet, or by voting in person at the meeting. Attendance at the meeting will not alone constitute revocation of a proxy.

PROXY SOLICITATION

           We will bear the costs of solicitation of proxies for the meeting. In addition to solicitation by mail, directors, officers and our regular employees may solicit proxies from shareholders by telephone, telegram, personal interview or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common shares held of record by them, and these custodians will be reimbursed for their reasonable expenses.

INDEPENDENT ACCOUNTANTS

           We have been advised that representatives of PricewaterhouseCoopers LLP, our independent accountants for 2002, will attend the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                              ELECTION OF DIRECTORS

           At the meeting, six directors are to be elected to serve until the next meeting or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the six nominees named by the Board of Directors and listed on the following table. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for the substitute nominees as the Board of Directors may propose. The following information is as of April 11, 2003.


NAME AND PRESENT POSITION,          AGE, PERIOD SERVED AS DIRECTOR, OTHER BUSINESS EXPERIENCE
IF ANY, WITH THE COMPANY            DURING THE LAST FIVE YEARS AND FAMILY RELATIONSHIPS, IF ANY
----------------------------------- ------------------------------------------------------------------------------------------------
Ian M. Cumming,
   Chairman of the Board............Mr. Cumming, 62, has served as a director and our Chairman of the Board since June 1978.  In addition, he is a director of Allcity Insurance Company and MK Gold Company and he is
                                    Chairman of the Board of The FINOVA Group Inc. and WilTel Communications Group, Inc.
                                    Allcity, one of our subsidiaries, is a property and casualty insurer.  MK Gold, another of our subsidiaries, is an international mining company.  FINOVA is a middle market lender, in which we have an indirect 25% equity interest.  WilTel is a publicly held provider of a variety of telecommunications services in which we have a 47.4% equity interest.  Mr.
                                    Cumming is also a director of Skywest, Inc., a Utah-based regional air carrier, HomeFed
                                    Corporation, a publicly held real estate development company, in which we have an approximate 30.3% equity interest, and Carmike Cinemas, Inc., a publicly held motion picture exhibitor in the United States, in which we have an approximate 11.1% equity interest.

Paul M. Dougan......................Mr. Dougan, 65, has served as a director since May 1985.  He has been a director and
                                    President and Chief Executive Officer of Equity Oil Company, a company engaged in oil and gas exploration and production, since January 1994.  Prior to that time, he served as corporate secretary and manager of corporate development of Equity Oil since May 1968.

Lawrence D. Glaubinger..............Mr. Glaubinger, 77, has served as a director since May 1979.  Mr. Glaubinger is a private investor.  He was Chairman of the Board of Stern & Stern Industries, Inc., a New York



                                       4

NAME AND PRESENT POSITION,          AGE, PERIOD SERVED AS DIRECTOR, OTHER BUSINESS EXPERIENCE
IF ANY, WITH THE COMPANY            DURING THE LAST FIVE YEARS AND FAMILY RELATIONSHIPS, IF ANY
----------------------------------- ------------------------------------------------------------------------------------------------
                                    corporation, which primarily manufactures and sells industrial textiles, from November 1977 through 2000.  He has also been President of Lawrence Economic Consulting Inc., a management consulting firm, since January 1977 and a manager of Bee Gee Trading Company LLC, a private commodities trading company, since July 2003.  Mr. Glaubinger is a director of Marisa
                                    Christina Inc., an importer of women's clothing.

James E. Jordan.....................Mr. Jordan, 59, has served as a director since February 1981.  Since July 2002, Mr. Jordan has been Managing Director of Arnhold & S. Bleichroeder Advisers, LLC, a privately owned global investment management company.  Prior to that time, Mr. Jordan was a private investor and from October 1986 to June 1997, he was President of The William Penn Corporation, a
                                    holding company for an investment advisor to the William Penn family of mutual funds.
                                    During that period, we beneficially owned approximately 19.7% of the common stock of William
                                    Penn.  Mr. Jordan is a director of First Eagle family of mutual funds, JZ Equity Partners
                                    Plc., a British investment trust company, and Allcity, one of our subsidiaries.

Jesse Clyde Nichols, III............Mr. Nichols, 63, has served as a director since June 1978.  Mr. Nichols is a private investor. He was President, from May
                                    1974 through 2000, of Crimsco, Inc.,
                                    a manufacturing company.

Joseph S. Steinberg, President......Mr. Steinberg, 59, has served as a director since December 1978 and as our President since
                                    January 1979.  He is also a director of MK Gold, FINOVA, WilTel, Jordan Industries, Inc., a
                                    public company, of which we beneficially own approximately 10.1% of the common stock, which owns and manages manufacturing companies, and White Mountains Insurance Group, Ltd., a publicly traded insurance holding company in which we have a less than 5% equity interest.
                                    In addition, Mr. Steinberg is Chairman of the Boards of HomeFed and Allcity.



            The Board of Directors recommends a vote FOR the above-named nominees.


                             INFORMATION CONCERNING


                   THE BOARD OF DIRECTORS AND BOARD COMMITTEES

MEETINGS AND COMMITTEES

           During 2002, the Board of Directors held seven meetings and took action on numerous other occasions.

           The Board of Directors has a standing Audit Committee, Executive Committee, Employee Benefits Committee, Option Committee and Nominating Committee.

           The functions of the Audit Committee are to assist the Board of Directors in fulfilling its responsibility to oversee the quality and integrity of the company's financial statements, the company's compliance with legal and regulatory requirements, the qualifications and independence of the company's independent accountants, the performance of the company's internal audit function and the independent accountants and significant financial matters. In discharging its duties, the Audit Committee is expected to:

       o have the sole authority to select (subject to shareholder ratification, which ratification is not binding on the Audit Committee), compensate, evaluate and replace the independent accountants;

       o review and approve the scope of the annual internal and external audit;

       o review and pre-approve the engagement of the company's independent accountants to perform audit and non-audit services and the related fees;

       o meet independently with the company's internal auditing staff, independent accountants and senior management;

       o      review the integrity of the company's financial reporting process;
              and

       o review the company's financial statements and disclosures and certain Securities and Exchange Commission filings.

During 2002, the Chairman of the Audit Committee met three times with our management and independent accountants, and the Audit Committee as a whole met with management and the independent accountants twice. At such meetings, the Audit Committee also met with the independent accountants without management present. The Board of Directors has adopted a charter for the Audit Committee, which was attached as Annex A to our 2001 proxy statement. The Audit Committee consists of Messrs. Jordan (Chairman), Nichols and Glaubinger. All members of the Audit Committee are "independent" under the rules of the New York Stock Exchange currently applicable to us. See "Audit Committee Report" below. The information contained in this proxy statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in a filing.

           The function of the Executive Committee is to exercise the authority of the Board of Directors in the management of our business at such times as the full Board of Directors is unavailable. The Executive Committee, which did not meet during 2002, consists of Messrs. Cumming (Chairman), Steinberg, Jordan and Glaubinger.

           The functions of the Employee Benefits Committee are to review compensation of the Chairman of the Board and President, and employee benefit and incentive plans, including the existing Senior Executive Annual Incentive Bonus Plan, the Senior Executive Warrant Plan and if approved at the meeting, the 2003 Senior Executive Annual Incentive Bonus Plan. The Employee Benefits Committee met once during 2002. The Employee Benefits Committee consists of Messrs. Nichols (Chairman) and Jordan.

           The function of the Option Committee is to administer the terms of our 1999 Stock Option Plan. The Option Committee met once and took action on one other occasion during 2002 and consists of Messrs. Jordan (Chairman), Glaubinger and Nichols.

           The function of the Nominating Committee is to consider and present to the Board of Directors its nominations for our officers and directors. The Nominating Committee took action on one occasion during 2002 and consists of Messrs. Jordan (Chairman), Dougan and Nichols.

           A shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting if written notice of that shareholder's intent to make the nomination has been given to us, with respect to an election to be held at an annual meeting of shareholders, not less than 120 days before the first anniversary of our proxy statement in connection with the last annual meeting, and, with respect to an election to be held at a special meeting of shareholders, not later than the tenth day following the date on which notice of the meeting is first given to shareholders. The notice shall include the name and address of the shareholder and his or her nominees, a representation that the shareholder is entitled to vote at the meeting and intends to nominate the person, a description of all arrangements or understandings between the shareholder and each nominee, other information as would be required to be included in a proxy statement soliciting proxies for the election of the shareholder's nominees, and the consent of each nominee to serve as a director of the company if so elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the company. We did not receive any nominations from shareholders for election as directors at the meeting. See "Proposals by Shareholders" for the deadline for nominating persons for election as directors for the 2004 annual meeting.

           All directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

                  PRESENT BENEFICIAL OWNERSHIP OF COMMON SHARES

           Set forth below is certain information as of April 11, 2003 with respect to the beneficial ownership of common shares by (1) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding common shares, which is our only class of voting securities, (2) each director and nominee for director, (3) each of the executive officers named in the Summary Compensation Table under "Executive Compensation," (4) two trusts for the benefit of Mr. Steinberg's children and the private charitable foundations established by Mr. Cumming and Mr. Steinberg, and (5) all of our executive officers and directors as a group. Unless otherwise stated, the business address of each person listed is c/o Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010.

                                                                              Number of Shares
Name and Address                                                                and Nature of                Percent
of Beneficial Owner                                                         Beneficial Ownership             of Class
-------------------                                                         --------------------             --------
Group consisting of
  Carl Marks & Co., Inc., Esther Davidoff, Edwin S.
  Marks, Nancy A. Marks, Boas GRAT No. 1 Trust,
  Marks Family Foundation, Carl Marks Foundation,
  Marjorie M. Boas, Mark Claster and Andrew Boas (a)(b).....................      3,134,524                   5.3%
Group consisting of
  Mutual Beacon Fund,  Mutual Discovery Fund, Mutual
  Financial Services Fund, Mutual Qualified Fund, Mutual
  Shares Fund, Mutual Beacon Fund (Canada), Mutual
  Discovery Fund (Canada), Mutual Discovery Securities
  Fund, Mutual Shares Securities Fund, Franklin Mutual
  Beacon Fund and Masters' Select Value Fund (c)(d).........................      4,256,319                   7.1%
Ian M. Cumming..............................................................      9,978,352  (e)(f)          16.6%
Paul M. Dougan..............................................................          4,788  (g)              *
Lawrence D. Glaubinger......................................................         81,750  (h)               .1%
James E. Jordan.............................................................         36,750  (i)              *
Thomas E. Mara..............................................................         15,000  (j)              *
Jesse Clyde Nichols, III....................................................         65,689  (i)               .1%
Joseph A. Orlando...........................................................         17,356  (j)              *
H.E. Scruggs................................................................          8,000  (k)              *
Joseph S. Steinberg.........................................................      9,254,889  (f)(l)          15.4%
The Steinberg Children Trusts...............................................      1,107,646  (m)              1.9%
Cumming Foundation .........................................................        102,959  (n)               .2%
The Joseph S. and Diane H. Steinberg
  1992 Charitable Trust.....................................................         28,000  (o)              *
All directors and executive officers
  as a group (11 persons)...................................................     19,520,794  (p)             32.3%
-------------------


*  Less than .1%.

(a) The business address of this beneficial owner is c/o Carl Marks & Co., Inc., 135 East 57th Street, New York, New York 10022.

(b) Based upon Amendment No. 1 to a Statement on Schedule 13D dated December 1, 1992 filed by Carl Marks & Co., Inc., Robert Davidoff, Edwin S. Marks, Nancy A. Marks, Boas GRAT No. 1 Trust, Marks Family Foundation, Marjorie
       M. Boas, Mark Claster and Andrew Boas and information provided by Carl Marks & Co., Inc.

(c) The business address of this beneficial owner is c/o Franklin Mutual Advisers, LLC, 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

(d) Based on information provided by Franklin Mutual Advisers, LLC on behalf of the members of the group.

(e) Includes (1) 120,312 (.2%) common shares beneficially owned by Mr. Cumming's wife (directly and through trusts for the benefit of Mr. Cumming's children of which Mr. Cumming's wife is trustee) as to which Mr. Cumming may be deemed to be the beneficial owner and (2) 370,000 (.6%) common shares which Mr. Cumming and his family currently have the right to acquire upon exercise of warrants.

(f) Messrs. Cumming and Steinberg have an oral agreement pursuant to which they will consult with each other as to the election of a mutually acceptable Board of Directors of the company.

(g) Consists of (1) 4,688 common shares that may be acquired upon the exercise of currently exercisable stock options and (2) 100 (less than .1%) common shares owned by Mr. Dougan's wife as to which Mr. Dougan disclaims beneficial ownership.

(h) Includes 3,750 common shares that may be acquired upon the exercise of currently exercisable stock options.

(i) Includes 6,750 common shares that may be acquired upon the exercise of currently exercisable stock options.

(j) Includes 15,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

(k) Includes 8,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

(l) Includes (1) 46,400 (less than .1%) common shares beneficially owned by Mr. Steinberg's wife and daughter and 2,678,808 (4.5%) common shares held in a family trust as to which Mr. Steinberg may be deemed to be the beneficial owner and (2) 400,000 (.7%) common shares which Mr. Steinberg currently has the right to acquire upon exercise of warrants.

(m) Mr. Steinberg disclaims beneficial ownership of the common shares held by the Steinberg Children Trusts.

(n) Mr. Cumming is a trustee and President of the foundation and disclaims beneficial ownership of the common shares held by the foundation.

(o) Mr. Steinberg and his wife are the trustees of the foundation. Mr. Steinberg disclaims beneficial ownership of the common shares held by the foundation.

(p) Includes (1) 100 common shares owned of record by the spouse of a director of the company as to which the director disclaims beneficial ownership; (2) 770,000 common shares that may be acquired by Messrs. Cumming and Steinberg or their respective family members pursuant to the exercise of currently exercisable warrants; (3) 21,938 common shares that may be acquired by directors pursuant to the exercise of currently exercisable stock options; and (4) 56,000 common shares that may be acquired by certain officers pursuant to the exercise of currently exercisable stock options.

           As of April 11, 2003, Cede & Co. held of record 35,404,489 common shares (approximately 59.4% of the total number of common shares outstanding). Cede & Co. held such shares as a nominee for broker-dealer members of The Depository Trust Company, which conducts clearing and settlement operations for securities transactions involving its members.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

           The following table sets forth information in respect of the compensation of our Chairman of the Board, our President and each of our other three most highly compensated current executive officers in 2002, for services in all capacities to us and our subsidiaries in 2002, 2001 and 2000.

                                                                                                     Long-Term
                                                         Annual Compensation                       Compensation
                                     ------------------------------------------------------------ ---------------- -----------------
     Name and Principal       Year         Salary               Bonus            Other Annual        Options/          All Other
                              ----         ------               -----                                --------          ---------
                                                                                                     Warrants
         Position(s)                                                             Compensation      (# of shares)     Compensation

Ian M. Cumming,               2002       $   597,314       $    18,097(1)       $   327,737(4)          --           $  203,234(5)
Chairman of the Board         2001           582,788            17,742(2)           393,806(4)          --              157,519
                              2000           568,547         1,317,225(3)           457,872(4)        400,000           142,434


Joseph S. Steinberg,          2002       $   597,314       $    18,097(1)       $   531,102(4)          --           $  190,640(5)
President                     2001           582,788            17,742(2)           572,810(4)          --              139,115
                              2000           568,547         1,317,225(3)           843,037(4)        400,000           135,192


Thomas E. Mara,               2002       $   280,000       $   758,400          $     --               25,000        $  64,000(5)
Executive Vice                2001           275,000           383,250                --                --              48,900
President and Treasurer       2000           270,000           533,100                --               25,000           37,400


Joseph A. Orlando,            2002       $   215,000       $   721,450          $     --               25,000        $  31,250(5)
Vice President and            2001           210,000           281,300                --                --              29,300
Chief Financial Officer       2000           205,000           406,150                --               25,000           26,100


H.E. Scruggs,                 2002       $   184,808       $   455,400          $     --               25,000        $  22,000(5)
Vice President (6)            2001           179,448           280,400                --                --              18,525
                              2000           174,038           485,250                --               20,000           11,900


----------------------

   (1) Represents annual year-end bonus, based on a percentage of salary, paid to all employees. The Employee Benefits Committee of the Board of Directors intends to consider the payment of a 2002 performance bonus to each of Messrs. Cumming and Steinberg at the Board of Directors meeting to be held following the 2003 annual meeting of shareholders. See "Report of the Compensation Committee of the Board of Directors--Compensation of Messrs. Cumming and Steinberg."

   (2) Represents annual year-end bonus, based on a percentage of salary, paid to all employees. Mr. Cumming and Mr. Steinberg waived the right to receive any bonus for 2001 that would otherwise be payable to them under the company's Senior Executive Annual Incentive Bonus Plan or otherwise.

   (3) Represents annual performance bonus paid to Messrs. Cumming and Steinberg under the Senior Executive Annual Incentive Bonus Plan. See "Report of the Compensation Committee of the Board of Directors--Compensation of Messrs. Cumming and Steinberg." Also includes annual year-end bonus, based on a percentage of salary, paid to all employees.

   (4) Consists of non-cash compensation valued in accordance with the disclosure rules of the Securities and Exchange Commission, as follows: personal use of corporate aircraft (Mr. Cumming: $327,684 in 2002, $393,806 in 2001 and $457,872 in 2000, and Mr. Steinberg:
           $531,102 in 2002, $572,810 in 2001 and $843,037 in 2000). The value of the non-cash compensation may differ for federal tax purposes. Pursuant to the terms of deferred compensation agreements between the company and Mr. Steinberg, Mr. Steinberg reimbursed the company for the federal tax value of his 2000 non-cash compensation ($406,055).

   (5) Includes the annual premium on a term life insurance policy paid by the company for the benefit of each person ($4,235 for Mr. Cumming and $2,815 for Mr. Steinberg), directors' fees from affiliates of the company ($167,499 for Mr. Cumming, $160,325 for Mr. Steinberg, $36,500 for Mr. Mara, $13,750 for Mr. Orlando and $8,500 for Mr. Scruggs) and contributions made by the company to a savings and retirement plan on behalf of each person ($31,500 for Mr. Cumming, $27,500 for Mr. Steinberg, $27,500 for Mr. Mara, $17,500 for Mr. Orlando and $13,500 for Mr. Scruggs). Omits the annual premium or certain term life insurance paid by the company as described under "Certain Relationships and Related Transactions."

   (6) Mr. Scruggs became an executive officer of the company on March 6, 2000. He resigned on December 28, 2001. He subsequently was reappointed as an executive officer on August 19, 2002.

                              OPTION GRANTS IN 2002

           The following table shows all grants of options to the named executive officers of the company in 2002.


                                                                                                      Potential Realizable Value
                                                                                                        at Assumed Annual Rates
                                                                                                      of Stock Price Appreciation
                                                  Individual Grants                                       For Option Term (2)
                       ------------------------------------------------------------------------- -----------------------------------
          Name              Securities         % of Total Options      Exercise     Expiration    0% ($)       5% ($)     10% ($)
          ----                                                                                    ------       ------     -------
                        Underlying Options
                          Granted (# of            Granted to
                            shares)(1) Employees in 2002 Price ($/Sh) Date

Thomas E. Mara               25,000                 8.1%                  $30.74      7/11/08       $0         $261,364     $592,945
Joseph A. Orlando            25,000                 8.1%                  $30.74      7/11/08       $0         $261,364     $592,945
H.E. Scruggs                 25,000                 8.1%                  $30.74      7/11/08       $0         $261,364     $592,945


----------------------
   (1) The options were granted pursuant to our 1999 Stock Option Plan at an exercise price equal to the fair market value of the common shares on the date of grant. The options become exercisable at the rate of 20% per year commencing one year after date of grant. The grant date of the options is July 11, 2002.

   (2) The potential realizable values represent future opportunity and have not been reduced to reflect the time value of money. The amounts shown under these columns are the result of calculations at 0% and at the 5% and 10% rates required by the Securities and Exchange Commission, and are not intended to forecast future appreciation of the common shares and are not necessarily indicative of the values that may be realized by the named executive officers.

                 AGGREGATE OPTION/WARRANT EXERCISES IN 2002 AND
                     OPTION/WARRANT VALUES AT YEAR END 2002

           The following table provides information as to options and warrants exercised by each of the named executives in 2002 and the value of options and warrants held by the executives at year end measured in terms of the last reported sale price for the common shares on December 31, 2002, ($37.31, as reported on the New York Stock Exchange Composite Tape).

                                                                                                               Value of Unexercised
                                                                                  Number of Unexercised            In-the-Money
                                                                                     Options/Warrants            Options/Warrants
                                                                                   at December 31, 2002        at December 31, 2002
                                  Number of Shares
                                Underlying Options/                                    Exercisable/                Exercisable/
Name                             Warrants Exercised         Value Realized            Unexercisable               Unexercisable
Ian M. Cumming                           --                       --               370,000/0                   $4,943,200/$0
Joseph S. Steinberg                      --                       --               400,000/0                   $5,344,000/$0
Thomas E. Mara                           --                       --               10,000/40,000               $146,850/$384,525
Joseph A. Orlando                        --                       --               10,000/40,000               $146,850/$384,525
H.E. Scruggs                           4,000                    $59,500            4,000/37,000                $58,740/$340,470



                                 RETIREMENT PLAN

           We and certain of our affiliated companies maintain a retirement plan, as amended and restated effective December 31, 1997, for certain of our employees and employees of these affiliated companies. The retirement plan is intended to qualify under the provisions of Section 401 of the Internal Revenue Code of 1986. Participants are not required to make any contributions under the retirement plan. Benefit accruals under the retirement plan were frozen effective December 31, 1998. Employees who were not participants in the retirement plan on December 31, 1998 are not eligible to participate in the retirement plan.

           The retirement plan contains provisions for optional forms of payment and provides that the normal form of benefit in the case of a married participant is a benefit actuarially equivalent to an annuity for the life of the participant payable in the form of a 50% joint and survivor annuity for the participant and his spouse.

           Generally, a participant employed by us with 10 or more years of service, who is age 55 or over, but less than age 65, and who has retired from employment with us or a participating affiliate, may elect to receive an early retirement benefit. A participant with less than 10 years of service or who is under age 55, who has terminated employment with us or a participating affiliate, may elect to receive an early deferred vested benefit. The amount of the benefits are actuarially reduced to reflect payment before age 65.

           The projected annual retirement benefits under the retirement plan of the executive officers named in the Summary Compensation Table, expressed in the form of a straight-life annuity with no reduction for early commencement are estimated as follows:

                Ian M. Cumming...............................       $25,394
                Joseph S. Steinberg..........................        25,394
                Thomas E. Mara...............................        25,394
                Joseph A. Orlando............................        27,451
                H.E. Scruggs.................................        10,344

           We and certain of our affiliated companies currently maintain a savings and retirement plan for certain of our employees and employees of these affiliated companies. Participants may make pre-tax and/or after-tax contributions to the plan and we will match a portion of an eligible participant's pre-tax contributions. The plan also provides a contribution on a quarterly basis for eligible participants equal to a percentage of eligible compensation determined on the basis of age and service. The plan is entitled to qualify under the provisions of the Internal Revenue Code.

                              EMPLOYMENT AGREEMENTS

           We have employment agreements with Messrs. Cumming and Steinberg that provide for Mr. Cumming's employment as our Chairman of the Board and Chief Executive Officer and for Mr. Steinberg's employment as our President and Chief Operating Officer through June 30, 2005 at annual salaries of $500,000, subject to cost-of-living adjustments, plus any additional compensation as may be voted by the Board of Directors. Messrs. Cumming and Steinberg are entitled to participate in all of our incentive plans and those of our other subsidiary and affiliated companies. We have also agreed to carry at our expense term life insurance policies on their lives in the amount of $1,000,000 each, payable to the beneficiaries as each of Messrs. Cumming and Steinberg shall designate. Under the agreements, if (1) there is a change in control of the company; (2) if either the employment of Messrs. Cumming or Steinberg is terminated by us without cause; or (3) Messrs. Cumming or Steinberg terminates his employment within one year of certain occurrences, such as the appointment or election of another person to his office, the occurrence of the aggregate compensation and other benefits to be received by him for any twelve full calendar months falling below 115% of that received by him during the comparable preceding period, or a change in the location of his principal place of employment, Messrs. Cumming or Steinberg will receive a severance allowance equal to the remainder of the aggregate annual salary, as adjusted for increases in the cost of living, that he would have received under his employment agreement. In addition, we or our successors will continue to carry through the scheduled termination of the employment agreements the life insurance payable to the beneficiaries of Messrs. Cumming and Steinberg.

           For information concerning deferred compensation agreements between us and Mr. Steinberg, see "Report of the Compensation Committee of the Board of Directors" below.

                            COMPENSATION OF DIRECTORS

           Directors who are also our employees receive no remuneration for services as a member of the Board of Directors or any committee of the Board of Directors. In 2002, each director who was not our employee received a retainer of $24,000 plus $500 for each meeting of the Board of Directors and $300 for each meeting of a committee of the Board of Directors ($400 if a committee chairman) that he attended. In addition, under the terms of the 1999 Stock Option Plan, each non-employee director is automatically granted options to purchase 1,000 common shares on the date on which the annual meeting of our shareholders is held each year. The purchase price of the common shares covered by the options is the fair market value of the common shares on the date of grant. These options become exercisable at the rate of 25% per year commencing one year after the date of grant. As a result of this provision, options to purchase 1,000 common shares at an exercise price of $35.23 per common share were awarded to each of Messrs. Dougan, Glaubinger, Jordan and Nichols on May 14, 2002.

           For additional information, see "Certain Relationship and Related Transactions" below.

                                 INDEMNIFICATION

           Pursuant to contracts of insurance dated October 1, 2000 with National Union Fire Insurance Company of Pittsburgh, Pennsylvania, 175 Water Street, New York, New York 10038, Twin City Fire Insurance Company, Hartford Plaza, Hartford, Connecticut 06115, and Greenwich Insurance Company, c/o Executive Liability Underwriters, One Constitution, 16th Floor, Hartford, Connecticut 06103, we maintain a combined $30,000,000 indemnification insurance policy covering all of our directors and officers and our named subsidiaries. The annual premium for the insurance is approximately $520,000. During 2002, no payments were received under our indemnification insurance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           Pursuant to an agreement dated as of August 1, 1988 and restated as of December 16, 1997, among the company, Ian M. Cumming and Joseph S. Steinberg, upon the death of either Mr. Cumming or Mr. Steinberg, we have agreed to purchase from his estate up to 55% of his direct and/or indirect interest in us, subject to reduction in certain circumstances, not to exceed $50,000,000 in value. The agreement provides that Messrs. Cumming's and Steinberg's interests in us will be valued at the higher of the average closing price of the common shares on the New York Stock Exchange for the 40 trading days preceding the date of death or the net book value of the common shares at the end of the fiscal quarter preceding the date of death. We have agreed to fund the purchase of common shares pursuant to this Agreement by purchasing and maintaining insurance on the life of each of Messrs. Cumming and Steinberg in the aggregate face amount of $50,000,000 per individual. This agreement, originally scheduled to expire in December 1997, was extended to June 2003, subject to earlier termination in certain circumstances. We have purchased the life insurance contemplated by this agreement, the premiums for which aggregated approximately $346,000 in 2002. These amounts are not included in the Summary Compensation Table appearing elsewhere in this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS*

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS
(OTHER THAN IAN M. CUMMING AND JOSEPH S. STEINBERG)

           The Employee Benefits Committee of the Board of Directors, consisting of Mr. Nichols (Chairman) and Mr. Jordan, each of whom is a non-employee director, recommends to the Board of Directors the annual compensation of Mr. Cumming, our Chairman of the Board, and Mr. Steinberg, our President. The Option Committee of the Board of Directors awards stock options upon the recommendation of Messrs. Cumming and Steinberg. Messrs. Cumming and Steinberg determine salary and bonus compensation of our executive officers under authority of the Board of Directors.

           Our compensation package for executive officers consists of four basic elements:

          (1)       base salary;

          (2)       annual bonus compensation;

          (3) long-term incentives in the form of stock options granted pursuant to our 1999 Stock Option Plan; and

          (4) retirement benefits pursuant to our Savings and Retirement Plan and, with respect to eligible employees, the Retirement Plan. Other elements of compensation include medical and life insurance benefits available to employees generally.

           Each element of compensation has a different purpose. Salary and bonus payments are designed mainly to reward current and past performance. Stock options are primarily designed to provide strong incentive for superior long-term future performance and are directly linked to shareholders' interests because the value of the awards will increase or decrease based upon the future price of the common shares. Retirement benefits generally are designed to reward prior service.

------------------------
* The disclosure contained in this section of this proxy statement is not incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate filings or portions thereof, (including this proxy statement or the "Executive Compensation" section of this proxy statement) without specific reference to the incorporation of this section of this proxy statement.

           Base compensation of executive officers is determined by Messrs. Cumming and Steinberg consistent with the executive's office and level of responsibility, with annual salary increases, which generally amount to a small percentage of the executive's prior base salary, primarily reflecting cost of living increases. However, annual salary increases may be significant to reflect an executive's increase in office and/or responsibility.

           Our executive compensation policy emphasizes performance based compensation. Accordingly, a large percentage of annual compensation consists of bonus compensation. This ensures that compensation paid to an executive reflects the individual's specific contributions to our success, as well as the level and degree of complexity involved in his contributions to the company, which historically often have involved restructuring newly acquired enterprises, the success of which may not be evident for several years. Bonus compensation is determined on the basis of Messrs. Cumming's and Steinberg's subjective assessment of an executive's performance, our performance and each individual's contribution to our company. Bonus compensation is not based on any specific formula.

           We, by means of our Stock Option Plan, seek to retain the services of persons now holding key positions and to secure the services of persons capable of filling the positions. From time to time, stock options may be awarded which, under the terms of the Stock Option Plan permit the executive officer or other employee to purchase common shares at not less than the fair market value of the common shares on the date of grant. The extent to which the employee realizes any gain is, therefore, directly related to increases in the price of the common shares and hence, shareholder value, during the period of the option. Options granted to executive officers generally become exercisable at the rate of 20% per year, commencing one year after the date of grant. As with base salary and bonuses, the amount of stock options awarded to an executive officer is not based on any specific formula, but rather on a subjective assessment of the executive's performance and our performance.

           Under the provisions of Section 162(m) of the Internal Revenue Code, we would not be able to deduct compensation to our executive officers whose compensation is required to be disclosed in our proxy statement for any year in excess of $1 million per year unless the compensation was within the definition of "performance-based compensation" or meets certain other criteria. To qualify as "performance-based compensation," in addition to certain other requirements, compensation generally must be based on achieving certain pre-established objective performance criteria. We believe that ordinarily it is in our best interest to retain maximum flexibility in its compensation programs to enable us to appropriately reward, retain and attract the executive talent necessary to our success. To the extent these goals can be met with compensation that is designed to be deductible under Section 162(m), such as the Stock Option Plan and the Senior Executive Annual Incentive Bonus Plan (described below), the compensation plans will be used. However, the Employee Benefits Committee and the Board of Directors recognize that, in appropriate circumstances, compensation that is not deductible under Section 162(m) may be paid in the Employee Benefits Committee's discretion.

           We believe that the executive compensation program has enabled us to attract, motivate and retain senior management by providing a competitive total compensation opportunity based on performance. Base salaries, combined with annual variable performance based bonus awards that reflect the individual's level of responsibility, performance and contribution to the company are important elements of our cash compensation philosophy. Together with our executive stock ownership, our total executive compensation program not only aligns the interest of executive officers and shareholders, but also permits us to attract talented senior management. Messrs. Cumming and Steinberg and we believe the program strikes an appropriate balance between short and long-term performance objectives.

COMPENSATION OF MESSRS. CUMMING AND STEINBERG

           The base compensation of Mr. Ian M. Cumming, Chairman of the Board, and Mr. Joseph S. Steinberg, President of the company, is set pursuant to employment agreements between the company and each of Messrs. Cumming and Steinberg entered into as of December 28, 1993, that initially covered the period from July 1, 1994 through June 30, 2003. In consideration of the Board of Director's consideration of the company's Senior Executive Warrant Plan, the agreements were extended to June 30, 2005. See "Employment Agreements." The base salaries of Messrs. Cumming and Steinberg provided for in the current employment agreements were determined by the Employee Benefits Committee, which presented its recommendation to the entire Board of Directors (with Messrs. Cumming and Steinberg abstaining) and represents an increase over their prior base salaries, primarily reflecting cost-of-living increases. The Employee Benefits Committee reviews other compensation for each of Messrs. Cumming and Steinberg and presents its recommendations thereon to the entire Board of Directors.

           2002 Performance Bonus. The Employee Benefits Committee and the Board of Directors intend to consider the 2002 performance bonus for each of Messrs. Cumming and Steinberg at the 2003 organizational meeting of the Board following the shareholders meeting. In doing so, the Employee Benefits Committee intends to consider awards to be made under the existing incentive bonus plan.

           The existing incentive bonus plan provides for annual incentive cash bonuses to be paid to Messrs. Cumming and Steinberg, provided certain performance goals are attained. The existing incentive bonus plan directly links the annual incentive bonus of Messrs. Cumming and Steinberg with our performance, while providing the Employee Benefits Committee the flexibility to reduce the amounts to be paid thereunder.

           The existing incentive bonus plan is designed so that the cash bonuses awarded thereunder will qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, which limits to $1 million per employee per year the deductibility of non-performance based compensation payable to each of our five most highly compensated executive officers. To qualify as "performance-based compensation," compensation generally must be paid pursuant to a pre-established objective performance criterion or standard that precludes the exercise of discretion to increase the amount of compensation payable upon the attainment of the performance goal. The existing incentive bonus plan is designed to comply with this standard.

           The existing incentive bonus plan provides for annual incentive bonuses to be paid to each of Messrs. Cumming and Steinberg in an amount equal to 1% of our audited pre-tax earnings and our consolidated subsidiaries for each of the five fiscal years commencing 1998. The amount of the annual incentive bonus awarded to each participant in any given year is subject to reduction by the Employee Benefits Committee, in its sole discretion. Payments under the existing incentive bonus plan will be made in cash following written certification by the Employee Benefits Committee as to the amount of the annual incentive bonus for any given year.

           The Employee Benefits Committee has discretion, where appropriate, to pay additional bonuses to Messrs. Cumming and Steinberg outside the existing incentive bonus plan. In this event, the Employee Benefits Committee will consider amounts paid to Messrs. Cumming and Steinberg under the existing incentive bonus plan. To the extent that the Employee Benefits Committee determines to award performance bonuses for a given year outside the existing incentive bonus plan, this compensation may not be deemed to be performance-based compensation.

           2003 Senior Executive Incentive Annual Bonus Plan. Following authorization and direction from the Board of Directors to take action with respect to a new bonus plan for Messrs. Cumming and Steinberg, the Employee Benefits Committee met in March 2003 to consider the adoption of the 2003 incentive bonus plan. The Committee noted that the existing incentive bonus plan terminates following payment of 2002 performance bonuses, if any, to Messrs. Cumming and Steinberg. Recognizing the likelihood that future annual compensation to each of Messrs. Cumming and Steinberg will exceed $1 million, the Employee Benefits Committee determined that a new plan should be put into place so that, to the extent possible, future performance bonuses for Messrs. Cumming and Steinberg should be paid under a plan designed to meet the requirements of Section 162(m). The Employee Benefits Committee considered the terms of the 2003 incentive bonus plan, which provides for annual incentive bonuses to be paid to each of Messrs. Cumming and Steinberg in an amount equal to 1% of the audited pre-tax earnings of the company and its consolidated subsidiaries for each of the five fiscal years commencing 2003, subject to unlimited downward adjustments as determined by the Employee Benefits Committee. In determining the formula for the maximum bonuses under the 2003 incentive bonus plan, the Employee Benefits Committee reviewed the terms of the existing incentive bonus plan, which are identical to those of the proposed plan, and certain financial information, including the historical information on which the decision to implement the existing incentive bonus plan was based. The Employee Benefits Committee determined that the bonuses to each of Messrs. Cumming and Steinberg under the 2003 incentive bonus plan of 1% of audited pre-tax income, the same percentage payable under the existing incentive bonus plan, was not inconsistent with the relationship between performance bonuses awarded to Messrs. Cumming and Steinberg and the audited pre-tax income for years prior to the adoption of the existing incentive bonus plan. The Employee Benefits Committee also noted the 2003 incentive bonus plan was consistent with our philosophy of maintaining flexibility in our compensation programs because the 2003 incentive bonus plan permits the Employee Benefits Committee to reduce the bonus amounts under the plan, and leaves the Employee Benefits Committee with discretion, where appropriate, to recommend bonuses outside the bonus plan.

           Based on the foregoing, and the Employee Benefits Committee's belief that it is in our best interests to have a program that will permit it to continue to provide bonus compensation to our executives that is deductible by the company, on March 6, 2003, the Employee Benefits Committee unanimously adopted the 2003 incentive bonus plan, subject to shareholder approval.

           The Employee Benefits Committee consists of Jesse Clyde Nichols, III, Chairman and James E. Jordan.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

           Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Stock Exchange. Based solely upon a review of the copies of the forms furnished to us and written representations from our executive officers, directors and greater than 10% beneficial shareholders, we believe that during the year ended December 31, 2002, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

SHAREHOLDER RETURN PERFORMANCE GRAPH**

           Set forth below is a graph comparing the cumulative total shareholder return on common shares against cumulative total return of the Standard & Poor's 500 Stock Index, the Standard & Poor's 500 Multi-Line Insurance Index (our previous industry index) and the Standard & Poor's 500 Financials Sector Index (our new industry index) for the five-year period commencing December 31, 1997, as required by the Securities and Exchange Commission. Standard & Poor's Compustat Services, Inc. furnished the data. We have decided to use the S&P Financials Sector Index as we believe it is more representative of our diverse operations, given our decision in December 2001 to discontinue our property and casualty insurance business. We intend to utilize this index, and not the S&P Insurance Index, in the future.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF THE COMPANY, S&P 500 INDEX, S&P INSURANCE INDEX AND S&P FINANCIALS SECTOR INDEX

                                  Base
                                  Period
Company/Index                     Dec97          Dec98    Dec99     Dec00     Dec01     Dec02
--------------------------------------------------------------------------------------------------
LEUCADIA NATIONAL CORP           $ 100        $  91.30   $ 112.77   $ 174.04    $ 143.01  $ 186.06
S&P 500 INDEX                    $ 100        $ 128.58   $ 155.63   $ 141.46    $ 124.65  $  97.10
S&P 500 MULTI-LINE INSURANCE     $ 100        $ 119.30   $ 155.16   $ 215.58    $ 177.65  $ 130.53
S&P 500 FINANCIALS SECTOR INDEX  $ 100        $ 111.42   $ 116.01   $ 145.83    $ 132.77  $ 113.33


           The graph assumes that $100 was invested on December 31, 1997 in each of the common shares, the S&P 500 Index, the S&P Insurance Index and the S&P Financials Sector Index and that all dividends were reinvested.


--------------------------
** The disclosure contained in this section of the proxy statement is not incorporated by reference into any of our prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof, including this proxy statement or the "Executive Compensation" section of this proxy statement.

                             AUDIT COMMITTEE REPORT

           The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2002.



REVIEW WITH MANAGEMENT

           The Audit Committee reviewed and discussed our audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

           The Audit Committee discussed with PricewaterhouseCoopers LLP, our independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, regarding the auditor's judgments about the quality of our accounting principles as applied in its financial reporting.

           The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP their independence.

CONCLUSION

           Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that its audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

           James E. Jordan, Chairman
           Jesse Clyde Nichols, III
           Lawrence D. Glaubinger

           The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates it by reference in a filing.

                        INDEPENDENT ACCOUNTING FIRM FEES

           The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2002 by our independent accounting firm, PricewaterhouseCoopers LLP:


             Audit Fees........................................ $1,410,000
             Audit Related Fees................................    230,000
             Tax Fees..........................................  1,022,000(a)
             All Other Fees....................................     45,000(a)(b)
                                                                ----------
                                                                $2,707,000
                                                                ==========

--------------------

           (a) The Audit Committee has considered whether the provisions of these services is compatible with the maintenance of the accountant's independence.

           (b)       Includes fees for non-audit services.


              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

           The Board of Directors recommends that the shareholders ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as the independent accountants to audit our accounts and those of our subsidiaries for 2003. The Audit Committee approved the selection of PricewaterhouseCoopers LLP as our independent accountants for 2003. PricewaterhouseCoopers LLP are currently our independent accountants.

           The Board of Directors recommends a vote FOR this proposal.


           PROPOSED 2003 SENIOR EXECUTIVE ANNUAL INCENTIVE BONUS PLAN

           The Employee Benefits Committee resolved on March 6, 2003, subject to shareholder approval, to adopt the 2003 Senior Executive Annual Incentive Bonus Plan. The 2003 incentive bonus plan provides for annual incentive cash bonuses to be paid to Messrs. Cumming and Steinberg, provided certain performance goals are attained. The terms of the proposed 2003 incentive bonus plan are identical to the terms of our existing senior executive annual bonus plan, which covers fiscal years 1989 through 2002. The 2003 incentive bonus plan is intended to directly link the annual incentive bonus of Messrs. Cumming and Steinberg with the performance of our company, while providing the Employee Benefits Committee the flexibility to reduce the amounts to be paid under the plan. The Board of Directors recommends that the 2003 incentive bonus plan be approved by the shareholders. A copy of the 2003 incentive bonus plan is included in this proxy statement as Annex A. This description of the 2003 incentive bonus plan is qualified in its entirety by reference to the 2003 incentive bonus plan itself.

           Prior to 1998, performance bonuses awarded to Messrs. Cumming and Steinberg were based upon the Employee Benefits Committee's subjective view of the contributions of Messrs. Cumming and Steinberg to the company's annual performance. The existing incentive bonus plan, effective for fiscal years 1998 through 2002, maintained the Employee Benefits Committee's ability to determine annual bonuses, subject to the limitations set forth in the existing incentive bonus plan, and still provide us with the ability to deduct amounts paid to Messrs. Cumming and Steinberg without the restrictions imposed by Section 162(m) of the Code. As described below, the proposed 2003 incentive bonus plan will continue the Employee Benefits Committee's ability to determine annual bonuses, while preserving the deductibility of compensation under the plan, subject to the limitations set forth in the proposed plan.

           The 2003 incentive bonus plan, like the existing incentive bonus plan, is designed so that the cash bonuses awarded under the plan will qualify as "performance-based compensation" under Section 162(m) of the Code, which limits to $1 million per employee per year the deductibility of non-performance based compensation payable to each of the company's five most highly compensated executive officers. To qualify as "performance-based compensation," compensation generally must be paid pursuant to a pre-established objective performance criterion or standard that precludes the exercise of discretion to increase the amount of compensation payable upon the attainment of the performance goal. The 2003 incentive bonus plan is designed to comply with such standard. To allow the awards to qualify under Section 162(m), we are seeking shareholder approval of the 2003 incentive bonus plan. While the Employee Benefits Committee will retain the ability to award bonuses to Messrs. Cumming and Steinberg, if shareholder approval of the 2003 incentive bonus plan is not obtained, the 2003 incentive bonus plan will be null and void and no amounts will be paid to Messrs. Cumming and Steinberg pursuant to the plan. In that event, bonus compensation paid to Messrs.Cumming and Steinberg may not qualify as "performance-based compensation."

           The 2003 incentive bonus plan provides for annual incentive bonuses to be paid to each of Messrs. Cumming and Steinberg in an amount equal to 1% of the audited pre-tax earnings of the company and its consolidated subsidiaries for each of the five fiscal years commencing 2003. The amount of the annual incentive bonus awarded to each participant in any given year is subject to reduction by the Employee Benefits Committee, in its sole discretion. Payments under the 2003 incentive bonus plan will be made in cash following written certification by the Employee Benefits Committee as to the amount of the annual incentive bonus for any given year.

           As discussed in the Report of the Compensation Committee of the Board of Directors, the Employee Benefits Committee's determination of annual performance bonuses, if any, for Messrs. Cumming and Steinberg is based upon their subjective assessment of the performance of Messrs. Cumming and Steinberg and the performance of the company. In making this assessment, the Employee Benefits Committee typically reviews various financial information, including information concerning the historical relationship between the company's audited pre-tax income and annual bonuses paid to Messrs. Cumming and Steinberg. The Employee Benefits Committee will retain discretion, where appropriate, to pay additional bonuses to Messrs. Cumming and Steinberg outside the 2003 incentive bonus plan. In that event, the Employee Benefits Committee will consider amounts paid to Messrs. Cumming and Steinberg under the 2003 incentive bonus plan. To the extent that the Employee Benefits Committee determines to award performance bonuses for a given year outside the 2003 incentive bonus plan, such compensation may not be deemed to be performance-based compensation. See "Executive Compensation -- Report of the Compensation Committee of the Board of Directors" included in this proxy statement for additional information concerning the 2003 incentive bonus plan.

           Under the provisions of the New York Business Corporation Law, approval of the 2003 incentive bonus plan requires the affirmative vote of the holders of a majority of the common shares voted at the meeting and entitled to vote. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR approval of the 2003 incentive bonus plan. Messrs. Cumming and Steinberg have advised us that they intend to cause all common shares that they beneficially own and all common shares beneficially owned by their charitable foundations to be voted in favor of approval of the 2003 incentive bonus plan.

           The Board of Directors recommends a vote FOR this proposal.


                                  ANNUAL REPORT

           A copy of our 2002 Annual Report to shareholders is being furnished to shareholders concurrently herewith.


                            PROPOSALS BY SHAREHOLDERS

           Proposals that shareholders wish to include in our proxy statement and form of proxy for presentation at our 2004 annual meeting of shareholders must be received by us at 315 Park Avenue South, New York, New York 10010, Attention of Laura E. Ulbrandt, Secretary, no later than December 17, 2003.

           Any shareholder proposal must be in accordance with the rules and regulations of the Securities and Exchange Commission. With respect to proposals submitted by a shareholder other than for inclusion in the company's 2004 proxy statement and related form of proxy, timely notice of any shareholder proposal must be received by us in accordance with our by-laws and our rules and regulations no later than December 17, 2003. Any proxies solicited by the Board of Directors for the 2004 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

           IT IS IMPORTANT THAT YOUR PROXY BE RETURNED PROMPTLY, WHETHER BY MAIL, BY THE INTERNET OR BY TELEPHONE. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS EXERCISED. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW ANY PROXY (INCLUDING AN INTERNET OR TELEPHONIC PROXY) AND VOTE YOUR OWN SHARES.

                                          By Order of the Board of Directors

                                          Laura E. Ulbrandt
                                          Secretary

                                                                         ANNEX A

                          LEUCADIA NATIONAL CORPORATION
                2003 SENIOR EXECUTIVE ANNUAL INCENTIVE BONUS PLAN

1. PURPOSE

           The purpose of the 2003 Senior Executive Annual Incentive Bonus Plan (the "Plan") is to provide key senior executives of Leucadia National Corporation (the "Company") with incentive based compensation upon the achievement of established performance goals.

2. ELIGIBILITY

           Eligibility for the Plan is limited to Ian M. Cumming, Chairman of the Board of the Company, and Joseph S. Steinberg, President of the Company. Individuals eligible to participate in the Plan are herein called
"Participants."

3.  AWARDS

           Each Participant will be eligible to receive an annual incentive cash bonus (the "Annual Bonus"), as described in Section 6 below, provided that the Committee shall have the authority to reduce the Annual Bonus of any Participant to the extent it deems appropriate. Any reduction of a Participant's Annual Bonus will not result in an increase of another Participant's Annual Bonus.

4. TERM OF THE PLAN

           The Plan shall become effective on the date on which it is approved by shareholders of the Company and shall terminate immediately following the payment of the Annual Bonus for the Period (as defined below) commencing five years after the Plan first becomes effective.

5. PERFORMANCE PERIODS

           Each performance period ("Period") shall have a duration of one calendar year, commencing on January 1, and terminating on December 31.

6. PERFORMANCE FORMULA

           6.1 Following each Period the Committee will certify the amount of the annual Bonus for each Participant pursuant to Section 6.2.

           6.2 The Annual Bonus for each Participant for any Period will be 1.00% of the pre-tax earnings of the Company and its consolidated subsidiaries as reported on the Company's audited consolidated financial statements, less any amount that the Committee, in its sole discretion, deems appropriate.

           6.3 As soon as reasonably practical following the completion of each Period, the Committee shall ascertain and certify in writing the amount of the Annual Bonus for each Participant. No Annual Bonus will be paid for any Period until such written certification is made by the Committee. The Annual Bonus shall be paid to each Participant within 20 days following the certification of the Annual Bonus.

           6.4 The provisions of this Section 6 shall be administered and interpreted in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "code"), to ensure the deductibility by the Company or its subsidiaries of the payment of the Annual Bonuses.

7. PLAN ADMINISTRATION

           7.1 The Plan shall be administered by the Employee Benefits Committee of the Company which shall consist solely of at least two (2) "outside directors" within the meaning of Section 162(m) of the Code (the "Committee"). The Committee may delegate any of its duties and powers, in whole or in part, to any subcommittee thereof, provided such subcommittee consists solely of at least two (2) "outside directors" within the meaning of Section 162(m) of the Code.

           7.2 The Committee shall have full power to administer and interpret the Plan and to establish rules for its administration. The Committee may administer the Plan in all respects including the proration or adjustment of awards in the case of retirements, terminations, dismissal or death and other conditions as appropriate, consistent with the provisions of Section 162(m) of the Code.

           7.3 The Committee, in making any determination under or referred to in the Plan shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and other entities and of counsel, public accountants and other professional expert persons.

8. AMENDMENT AND TERMINATION OF THE PLAN

           The Company's Board of Directors may at any time, or from time to time, suspend or terminate the Plan, in whole or in part, or amend it in such respects as the Board of Directors may determine.

9. MISCELLANEOUS PROVISIONS

           9.1 Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to continue to be employed by or perform services for the Company or any subsidiary.

           9.2 Except as may be approved by the Committee, a Participant's rights and interests under the Plan may not be assigned or transferred, hypothecated or encumbered, in whole or in part, either directly or by operation of law or otherwise (except in the event of the Participant's death).

           9.3 The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required to be withheld with respect to such payment.

           9.4 The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time obtaining.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                          LEUCADIA NATIONAL CORPORATION

                                  MAY 13, 2003



                            PROXY VOTING INSTRUCTIONS

MAIL
----
DATE, SIGN AND MAIL YOUR PROXY CARD IN      ------------------------------------
THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.   COMPANY NUMBER
                                            ------------------------------------
TELEPHONE                                    ACCOUNT NUMBER
----------                                  ------------------------------------
CALL TOLL-FREE 1-800-PROXIES FROM            CONTROL NUMBER
ANY TOUCH TONE TELEPHONE AND FOLLOW         ------------------------------------
THE INSTRUCTIONS. HAVE YOUR CONTROL
NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

INTERNET
--------
ACCESS THE WEB PAGE AT www.voteproxy.com AND
FOLLOW THE ON-SCREEN INSTRUCTIONS.HAVE YOUR
CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.






 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED IF YOU ARE NOT VOTING VIA TELEPHONE OR THE INTERNET

--------------------------------------------------------------------------------

PROXY

                          LEUCADIA NATIONAL CORPORATION

                     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 13, 2003 AT 10:00 A.M.

           The undersigned shareholder of Leucadia National Corporation (the "Company") hereby appoints Ian M. Cumming, Joseph S. Steinberg and Laura E. Ulbrandt and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of Leucadia National Corporation to be held at Credit Suisse First Boston, 11 Madison Avenue, Level 2B Auditorium, New York, New York on May 13, 2003 at 10:00 a.m., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

           Receipt of the Notice of Annual Meeting of Shareholders dated April 17, 2003, the Proxy Statement furnished herewith, and a copy of the Annual Report to Shareholders for the year ended December 31, 2002 is hereby acknowledged.

           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND PURSUANT TO ITEM 4.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS

                          LEUCADIA NATIONAL CORPORATION

                                  MAY 13, 2003

       [Graphic] PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED [Graphic]

--------------------------------------------------------------------------------

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3 AND PURSUANT TO ITEM
                    4. PLEASE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

--------------------------------------------------------------------------------


ITEM 1.  Election of Directors.                            NOMINEES

 [ ]   FOR ALL NOMINEES                     [ ]   IAN M. CUMMING

 [ ]   WITHHOLD AUTHORITY FOR ALL NOMINEES  [ ]   PAUL M. DOUGAN

 [ ]   FOR ALL EXCEPT                       [ ]   LAWRENCE D. GLAUBINGER
       (SEE INSTRUCTIONS BELOW)
                                            [ ]   JAMES E. JORDAN

                                            [ ]   JESSE CLYDE NICHOLS, III

                                            [ ]   JOSEPH S. STEINBERG


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as show here:[X]



ITEM 2. Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for 2003.

         FOR              AGAINST              ABSTAIN

         [ ]               [ ]                   [ ]

ITEM 3.    Approval of the 2003 Senior Executive Annual Incentive Bonus Plan.

         FOR              AGAINST              ABSTAIN

         [ ]                [ ]                  [ ]

ITEM 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly be presented to the Meeting or any adjournment of the Meeting.


--------------------------------

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be substituted via this method. [ ]

(Signature)__________________________[ ]

(Signature if held jointly)__________________________________[ ]

 Dated:____________ ,2003


NOTE: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.



                                       3